Exhibit 24

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Manuel A. Villafana and John H. Jungbauer, and each of them, his attorney-in-fact, with full power of substitution, for the purpose of signing on his behalf, in any and all capacities, the Annual Report on Form 10-K of ATS Medical, Inc. pursuant to
Section 13 of the Securities and Exchange Act of 1934, as amended, for the fiscal year ended December 31, 1996 (the "10-K Report") and of signing any and all amendments to the 10-K Report and to deliver the 10-K Report and any and all amendments thereto as each thereof is so signed for filing with the Securities and Exchange Commission.


/s/ Manuel A. Villafana                             Dated:  March 20, 1997
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Manuel A. Villafana


/s/ Richard W. Kramp                                Dated:  March 20, 1997
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Richard W. Kramp


/s/ John H. Jungbauer                               Dated:  March 20, 1997
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John H. Jungbauer


/s/ Charles F. Cuddihy, Jr.                         Dated:  March 20, 1997
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Charles F. Cuddihy, Jr.


/s/ James F. Lyons                                  Dated:  March 20, 1997
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James F. Lyons


/s/ A. Jay Graf                                     Dated:  March 20, 1997
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A. Jay Graf